UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2010

PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51501	04-3659419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484
(Address of Principal Executive Offices)	(Zip Code)

1-800-622-4204

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of PFGI Capital Corporation (“PFGI Capital”) was held on May 20, 2010 for the purpose of considering and acting upon the following matters:

(1)	The election of nine directors to serve until the next annual meeting and until their successors are elected and qualified; and

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PFGI Capital’s independent registered public accounting firm for 2010.

Holders of common stock and Series A Preferred Stock of PFGI Capital, as recorded in our stock register on April 16, 2010, were entitled to vote at the meeting. On that date, PFGI Capital had 5,940,000 shares of common stock and 3,950,484 shares of Series A Preferred Stock outstanding. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 1/10 of one vote. At the meeting, 5,940,000 votes counted towards a quorum.

The final voting results for each proposal, including the votes for and against, are described below.

Item 1—Election of Directors

The PFGI Capital shareholders elected all nine nominees for director. For each nominee, the votes cast for and against were as follows:

Director Nominee	For	Against
T. James Berry	5,940,000	0
Kevin R. Glass	5,940,000	0
Nathan W. Herring	5,940,000	0
Dett P. Hunter	5,940,000	0
Randall C. King	5,940,000	0
Lisa M. Kovac	5,940,000	0
J. David Rosenberg	5,940,000	0
John E. Rubenbauer	5,940,000	0
Michael Setzenfand	5,940,000	0

Item 2—Ratification of Auditors

The PFGI Capital shareholders approved the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PFGI Capital’s independent registered public accounting firm for 2010. The votes cast for and against this proposal, as well as the abstentions, were as follows:

For	Against
5,940,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFGI Capital Corporation
(Registrant)

Dated: May 21, 2010	By:	/S/ KEVIN R. GLASS
Kevin R. Glass Chief Financial Officer and Treasurer